Exhibit 99.1

FOR IMMEDIATE RELEASE:

AsiaFIN Holdings Announces Second Quarter 2025 Financial Results

Kuala Lumpur, August 13, 2025 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading fintech financial ecosystem enabler, today announced financial results for the second quarter of 2025, the period ended June 30, 2025.

Financial Results for the Quarter Ended June 30, 2025:

●	Cash and cash equivalents were approximately $1.03 million as of June 30, 2025 as compared to approximately $1.31 million as of December 31, 2024.

●	Revenue for the quarter was approximately $1.0 million, an increase of 85.7% compared to $542,000 in the second quarter last year.

●	Gross profit was $312,000, or 30.9% gross margin, compared to gross profit of $54,000, or 10.0% gross margin, in the second quarter last year. The expanded margin is attributed to revenue from new business in Saudi Arabia and improved sales for the Company’s OrangeFIN RPA SaaS business.

●	Selling, general and administrative expenses were approximately $523,000, an increase of 60.4% compared to $326,000 in the second quarter last year. The increase in general and administrative expenses was primarily attributable to higher salary expenses, as the Company recruited more employees to support business expansion initiatives.

●	Net loss was approximately $208,000 a narrowing of 26.9% compared to a loss of approximately $285,000 for the second quarter of 2024.

●	Net loss attributable to common shareholders was approximately $198,000 a narrowing of 29.6% compared to a loss of approximately $281,000 for the second quarter of 2024.

●	Total comprehensive loss was approximately $109,000, or $(0.00) per share, a narrowing of 60.9% compared to a loss of approximately $280,000, or $(0.00) for the second quarter of 2024.

CEO of AsiaFIN, KC Wong said, “AsiaFIN continues to make meaningful progress in its initiatives to expand its global reach and addressable market. After significant investments to establish a foothold in the Middle East, which impacted margins and overall profitability in the first quarter, we returned to positive margins and significantly narrowed our losses. The project in Saudi Arabia, our first customer in the region, is progressing on-plan. We are on target to complete Phase 1 by the end of this year, and project invoicing is growing.”

“Based on this initial success, we are now rolling out our OrangeFIN Robotic Process Automation (RPA) solution, and growth from this solution should help us further narrow losses as we move towards profitability. Global expansion remains a key area of focus for management.”

“Our RegTech solution achieved a significant milestone with more than 100 eInvoice customers in Malaysia,” continued Mr. Wong. “Our INReport e-Invoice platform enables Malaysian companies to comply with the governments new electronic invoicing mandate. Based on this success, we are working to bring this solution to customers in the Gulf Cooperation Council (GCC) region as part of our ‘land and expand’ strategy.”

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada corporation, operates through its wholly owned Malaysia, Hong Kong and StarFIN Holdings Ltd subsidiaries. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Fintech; Regulatory Technology (REGTECH); ESG Consultancy & Reporting and Robotic Process Automation (RPA) services. AsiaFIN provides services to over 90+ financial institutions and over 100 corporate clients in the Asia and Middle East region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand, Singapore and Saudi Arabia. AsiaFIN’s clients are central banks, financial institutions and large corporation. For further information regarding the company, please visit https://asiafingroup.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

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ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
REVENUE	$1,007,296	$542,475	$1,628,475	$1,062,228

COST OF REVENUE (including $4,169 and $38,202 of cost of service revenue to related party for the three months ended June 30, 2025 and 2024, respectively; including $50,198 and $65,436 of cost of service revenue to related party for the six months ended June 30, 2025 and 2024, respectively)	(695,376)	(488,182)	(1,323,468)	(986,006)

GROSS PROFIT	311,920	54,293	305,007	76,222

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(115)	(15,488)	(117)	(25,087)

OTHER INCOME	3,031	2,260	6,313	4,253

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $25,375 and $22,888 of selling, general and administrative expenses to related party for the three months ended June 30, 2025 and 2024, respectively; including $49,827 and $45,600 of selling, general and administrative expenses to related party for the six months ended June 30, 2025 and 2024, respectively)	(523,056)	(326,101)	(1,008,886)	(621,940)

LOSS BEFORE INCOME TAX	(208,220)	(285,036)	(697,683)	(566,552)

INCOME TAX PROVISION	-	-	-	-

NET LOSS	(208,220)	(285,036)	(697,683)	(566,552)
Net income attributable to non-controlling interest	10,419	3,940	17,453	7,345

NET LOSS ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(197,801)	(281,096)	(680,230)	(559,207)

Other comprehensive income:
- Foreign currency translation income/(loss)	88,346	1,377	102,392	(47,573)

TOTAL COMPREHENSIVE LOSS	(109,455)	(279,719)	(577,838)	(606,780)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	(0.00)	(0.00)	(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,915,838	81,551,838	81,875,838	81,551,838

ASIAFIN HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 (Unaudited) AND DECEMBER 31, 2024 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of June 30, 2025	As of December 31, 2024
	Unaudited	Audited

ASSETS
Current assets
Cash and cash equivalents	$1,031,421	$1,309,929
Account receivables, net	833,423	1,184,130
Prepayment, deposits and other receivables	141,699	146,233
Amount due from related parties	16,243	3,809
Tax assets	321,571	280,354
Total current assets	$2,344,357	$2,924,455

Non-current Assets
Right-of-use assets, net	$590,298	$615,444
Property, plant and equipment, net	654,597	614,673
Deferred income tax assets	344	324
Investment in associates	8,317	7,944
Total non-current assets	$1,253,556	$1,238,385

TOTAL ASSETS	$3,597,913	$4,162,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$879,227	$1,151,256
Account payables (including $62,242 and $19,984 of account payable to related party as of June 30, 2025, and December 31, 2024, respectively)	120,372	39,296
Income tax payable	3,357	60,483
Amount due to director	121,698	146,018
Lease liability – current portion	56,584	64,787
Total current liabilities	$1,181,238	$1,461,840

Non-current liabilities
Lease liability – non-current portion	533,714	550,657
Deferred tax liabilities	5,302	4,991
Total non-current liabilities	$539,016	$555,648

TOTAL LIABILITIES	$1,720,254	$2,017,488

STOCKHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,551,838 shares issued and outstanding as of June 30, 2025 and December 31, 2024	8,192	8,155
Additional paid-in capital	10,795,250	10,467,687
Accumulated other comprehensive loss	(169,480)	(271,870)
Accumulated deficit	(8,719,830)	(8,039,600)
Non-controlling interest	(36,473)	(19,020)

TOTAL STOCKHOLDERS’ DEFICIT	$1,877,659	$2,145,352

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,597,913	$4,162,840

Investors & Media Contact:

Tom Baumann

FNK IR

646.349.6641

asfh@fnkir.com

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